Exhibit 10.2


                           MINING LEASE AND AGREEMENT

         This Mining Lease and Agreement (hereinafter called "Agreement"), made and entered into this 1st day of October, 2003, between Nevada Rae Gold, Inc., a Nevada corporation (hereinafter called "Lessee"), and Corporate Creditors Committee LLC, a Utah limited liability company, c/o Garry McAllister, 1291 West 12800 South Riverton, Suite 102, Utah 84605 (hereinafter called "Lessor").

                              W I T N E S S E T H:

         For and in consideration of the sum of Ten Dollars ($10.00) in U.S. currency, paid by Lessee to Lessor, the payment obligations hereinafter stated, the covenants and agreements hereinafter expressed, and for other good and valuable consideration, the receipt and sufficiency of which are hereby admitted and acknowledged, Lessor does hereby grant, lease, demise, and let exclusively to Lessee the Four Hundred Forty Acres in Section 9, Township 29 North, Range 47 East, Mount Diablo Meridian, Bullion Mining District, Lander County, Nevada (hereinafter called the "Leased Premises") as more completely described at Exhibit "A," attached hereto and made a part hereof by reference, together with all gold, silver, platinum, palladium, and other precious and base metals, contained within the placers or gravels of the leased premises, with the exclusive right to prospect and explore for, mine by open pit methods, mill, prepare for market, store, sell and dispose of the same, and to use, occupy and disturb so much of the surface of the Leased Premises as Lessee may determine to be useful, desirable or convenient for the exercise by Lessee of any and all of its rights hereunder. In the event Lessor acquires rights to any additional interests in the Leased Premises after the execution of this Agreement, all such additional interests shall be subject to this Agreement.

         IN CONSIDERATION OF THE PREMISES, the parties hereby covenant and agree as follows:

         1.     Lessor Representations. Lessor warrants and represents that:

                (a) Lessor is the legal and equitable owner in the Leased Premises;

                (b) Lessor will correct any defect in the title to the Leased Premises, if any exists thereon;

                (c) Lessor has not conveyed the Leased Premises and that the Leased Premises are not subject to any existing lease, subject to the terms of this Agreement retaining the rights to all hardrock mineralization in or on the property;

                (d)   The  undersigned   representatives   of  Lessor  have  the
authority to bind the limited liability company and by their signature hereon. This Agreement is binding upon Lessor.

         2. Preservation of Title. Lessor will do anything lawfully within Lessor's power to protect and defend the Leased Premises against the claims and demands of all persons claiming the whole or any party thereof.

         3. Lesser Interest. In the event Lessor owns less than the entire, undivided interests in the Leased Premises, all sums paid by Lessee to Lessor hereunder shall be prorated to the actual interests.



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         4.     Title and  Geological  Examination.  Upon the  execution of this
Agreement,  Lessor  agrees to  furnish  Lessee  all  abstracts  of title,  title
opinions,   status  reports,  other  title  papers,   geological,   geochemical,
geophysical, and engineering data as it has in its possession or control. Lessor agrees at its cost to attempt to cure any title defects to the satisfaction of Lessee. In the case Lessor is entitled to geologic information from prior Lessees, and if that information is not in the possession of Lessor, then Lessor hereby empowers Lessee as its agent to receive or otherwise obtain said information.

         5. Lease Term. The term of this Agreement shall begin with the date hereof and shall continue to and until the tenth anniversary of such date, but subject to earlier termination as herein provided.

         6. Advance Rental. Until this Agreement is sooner terminated, Lessee shall pay to Lessor Advance Rentals according to the following schedule:

         Seven Thousand Five Hundred ($7,500.00) dollars upon the execution of this Agreement for the first year commencing the date of this Agreement and ending on the first anniversary thereof.

         Commencing with the first anniversary of this Agreement and ending on the fifth anniversary of this Agreement, the then Advance Rental shall increase Twenty-Five Hundred ($2,500) dollars until the annual Advance Rental is Twenty Thousand ($20,000.00) dollars. Commencing with the fifth anniversary of this Agreement through the ninth anniversary of this Agreement, the annual Advance Rental shall be Twenty Thousand ($20,000.00) dollars. The Advance Rental after the initial amount shall be due on the anniversary date of this Agreement commencing with the first anniversary and ending with the ninth anniversary thereof. Payments of the Advance Rental received within fifteen calendar days of the anniversary due date will be deemed timely made.

         The Advance Rental payments payable to Lessor pursuant to this paragraph shall be credited to and recoverable from Production Rental payments payable by Lessee to Lessor, as provided below. Said right of recovery shall apply to the first such Production Rental payment accruing and shall continue thereafter until Lessee has recovered the full amount of previously paid Advance Rental payments.

         7. Renewal Option. At Lessee's option, this Agreement may be extended for an additional term of ten (10) years. During such additional term, the annual Advance Rental shall be $20,000, payable in advance as provided in
Section 6. Provided this Agreement is not earlier terminated, Lessee shall give written notice to Lessor its intent to exercise this option not less than ninety
(90) days prior to the end of the initial lease term for the Leased Premises under this Agreement.

         8. Production Rental. In addition to the Advance Rental, but subject to the set-off provided in Section 6, Lessee shall pay to Lessor a Production Rental of the greater of either four (4%) percent of the net smelter royalty (net ore value processed by Lessor, less production costs thereof, but excluding general administration costs) or fifty cents ($.50) per yard of material processed by the Lessee. Rental payments are due and shall be paid within twenty (20) days of the end of the month in which the production occurred. Such payments shall be accompanied by a statement summarizing the computation of the yardage processed.

         9. Removal, Stockpiling and Commingling of Ores. Lessee is hereby granted the right to mine or remove from the Leased Premises any ores, wastes, water or other materials existing therein or thereon, through or by means of shafts or openings which may be sunk or made upon adjoining or nearby property controlled by Lessee, and may stockpile any ores, waste or other materials and/or concentrated products of ores or materials from the Leased Premises upon stockpile grounds situated upon any such adjoining or nearby property; and Lessee may use the Leased Premises and any part thereof, any shafts, openings, and stockpile grounds, sunk or made thereon for the mining, removal and/or stockpiling of any ores, waste, water and other materials and/or concentrated products of ores or materials from any such adjoining or nearby property, or for any purpose or purposes connected therewith, not, however, preventing or interfering with the mining or removal of ore from the Leased Premises.


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         Lessee may commingle  ore from the Leased  Premises with ore from other properties, either before or after concentration or beneficiation, so long as the data to determine the weight, both of the placers or gravels removed from the Property and of other placers or gravels to be commingled, are obtained by Lessee. Lessee shall use that weight and data to allocate the rentals from the commingled placers or gravels that was removed from the Leased Premises. All such weight and allocation calculations by Lessee shall be done in a manner recognized by the mining industry as practical and sufficient.

         10. Accounts and Records; Inspection by Lessor. Lessee shall keep accurate books of account showing the transactions and operations pertaining to computation of the payments due Lessors and records related to Lessee's work, and shall permit Lessor's qualified representative to examine such books and records, at commercially reasonable times and hours, upon ten (10) days written notice. Lessee shall furnish Lessor with full, true and accurate information in response to any commercially reasonable request in regard to the mining operations pertaining to computation of payments due Lessor or of Lessee's work.

         Lessee's record of all mining operations on the Leased Premises shall be available for Lessor's inspection, and Lessor may enter the mine workings and structures on the Leased Premises at all reasonable times for inspection thereof, but Lessor shall so enter at his own risk and shall indemnify the hold Lessee harmless against and from any damage, loss or liability by reason of injury to Lessor or his agents or representatives while on the Leased Premises or in said mine workings and structures. Lessor agrees that such inspections shall not unreasonably or unnecessarily hinder, interrupt, or otherwise interfere with Lessee's operations upon the Leased Premises.

         11. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns. Lessor may assign his rights under this Agreement, in whole or in part at any time, and shall give notice of such assignment to Lessee. Lessee may assign this Agreement to an affiliated company upon written notice to Lessor, and Lessee may assign this Agreement at any time to any other party upon five (5) days prior written notice to Lessor.

         Changes in the ownership of the Leased Premises or the rights to receive rentals hereunder occurring after delivery of this Agreement shall not be binding on Lessee until it shall receive written notice of such change, together with a certified copy or photographic copy of the recorded documents reflecting such change. No change or division in the ownership of the Leased Premises or rentals hereafter accomplished shall operate to enlarge the obligations or diminish the rights of Lessee hereunder.

         12. Termination by Lessor. Should Lessee fail to perform any of his covenants and agreements under this Agreement,, the Lessor may, at its option, give Lessee notice of such default, specifying the nature and character thereof. Unless Lessee shall commence correction of the same in good faith within thirty
(30) days after receipt of such notice of those default cures capable of being commenced within thirty (30) days or commenced as soon as commercially reasonable in respect of cures of defaults only capable of being started after thirty (30) days, Lessor may, at its election, terminate this Agreement by giving notice of such election to Lessee, and all rights of Lessee hereunder shall be thereby terminated except the liability provisions of Sections 10 and 14 herein.


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         13.    Termination  of Lessee.  Lessee shall have the right at any time to terminate this Agreement as to any or all of the Leased Premises by giving thirty (30) days written notice of such election to Lessor. At the end of said thirty (30) day period, this Agreement shall terminate as to the Leased Premises, and all sums which may be due under this Agreement up to and including the effective date of termination as set forth in the said notice shall be settled and adjusted between the parties and, once finally settled, the parties shall be relieved of all further payment obligations hereunder and shall furnish to Lessor a recordable release of all his rights and interests under this Agreement, except for his right of removal of his personal property as provided in Section 13 below and the liability provisions of Sections 10 and 14 herein. In connection with the above adjustments, the annual Advance Rental shall not be adjusted for the period of the annual rental prior or after termination of this Agreement, but shall be the credit as provided under Section 6.

         14. Liability. Lessee shall, at his sole expense, save, protect and hold harmless Lessor against any and all claims or liability for injury to or death of persons or for damages to property except as provided in Section 10 herein. Lessee shall be responsible for all obligations under this Agreement, which have accrued to the effective date of surrender.

         15. Removal of Equipment. Lessee shall have the right at any time within one (1) year after the termination or expiration of this Agreement, or relinquishment and termination of Lessee's collateral rights as set forth herein, to remove all property, fixtures or structures erected or placed by Lessee on or in the Leased Premises. If not so removed, title to the property remaining thereafter shall revert to the Lessor.

         16. Geologic Data. Lessee shall provide Lessor within twenty (20) days after the termination of this Agreement any factual geologic or engineering data pertaining to the properties as developed by Lessee, its contractors, or agents.

         17. Liens. Lessee shall keep the Leased Premises free of all liens for labor or materials furnished to it in its operations hereunder, and will indemnify and save harmless Lessor against and from any damage, loss or liability by reason of any liens not removed. Lessee may contest the validity of any lien on the Leased Premises, and the same shall not be deemed a default unless finally adjudicated to be valid and not discharged by Lessee.

         Lessor will not cause or allow any liens, encumbrances or adverse claims to accrue against the Leased Premises, except such as may have been expressly subordinated to this Agreement; and in the event any lien or encumbrance shall hereafter accrue against the Leased Premises by act or neglect of Lessor, then Lessee may, at Lessee's option, pay and discharge the same, and if Lessee elects so to do, Lessee may deduct the amount so paid from any Advance Rental Production Rentals or other payments hereunder, together with interest thereon at the prime rate as established by The Bank of New York in New York City, subject to the application of any Nevada usury statue.

         18. Notice. All notices hereunder shall be in writing and shall be deemed served when personally delivered or five calendar days after being mailed by registered or certified mail. Such mailed notices shall be addressed to Lessor as follows:



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                                 Corporate Creditors Committee LLC
                                 c/o Garry McAllister
                                 102-1291 West 12800 South
                                 Riverton, Utah  84605

         and to Lessee as follows:

                                 Nevada Rae Gold, Inc.
                                 157 Adelaide Street West, #600
                                 Toronto, Ontario
                                 Canada M5H 4E7
                                 Attention:  President


         Or to such different address as may from time to time be specified in writing by one party to the other.

         19. Construction, Gender, and Number. Any reference herein to "Lessee" shall be read as including Lessee and its heirs, successors and assigns. Any reference herein to "Lessor" shall be read as including Lessor and its heirs, successors, and assigns. "Lessor" and "Lessee" as used herein include the plural, if there are more than one, and reference to either in one gender includes the other and the plural when appropriate.

         20. Force Majeure. Whenever the time for Lessee's performance of any act hereunder is limited or must be performed by a specified date or after notice and the performance thereof is hindered, prevented, or delayed in whole or in part by any factors or circumstances beyond the reasonable control of the party obligated to perform such, including, but not limited to, acts of God, fire, storm, floods, earthquakes, landslides, washouts, strikes, material, supply or labor interruptions causing slowdowns in production, delivery, or transportation, hostage of railroad cars, insurrections, riots, or mob violence, civil disobedience, regulations, injunction, orders or requirements of any government, embargoes, war, whether similar or different; then the time for the performance of any such act or obligation shall be extended for a period equal to the extent of such delay plus a reasonable time thereafter to overcome the effects of such delay.

         21. Reclamation. Lessee shall be liable for all reclamation necessary and arising from Lessee's mining activities. Reclamation work will be completed as soon as commercially reasonable and will be in accordance with all applicable state and federal regulations.

         22. Cooperation. Lessor and Lessee agree to cooperate with one another, to the full extent as is commercially reasonable for either of them, at Lessee's expense, in connection with compliance with the environmental and U.S. Bureau of Land Management laws and regulations relating to Lessee's use and enjoyment of the Leased Premises and the benefits and obligations of this Agreement and in connection with any and all state permitting applications relating to the Leased Premises and to provide for the full benefit of this Agreement.

         23. Choice of Law; Further Assurances; Caption. This Agreement shall be governed by the laws of State of Nevada. Upon the written request of Lessee, Lessor agrees to furnish such additional formal assurance or other written documents in proper and recordable form, as may be reasonably necessary to carry out the intent, purposes, and terms of this Agreement. Captions appear in this Agreement only for convenient reference, and they shall not affect or define the meaning or scope of any provision of this Agreement.


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         24.    Memorandum of Agreement.  Contemporaneously herewith, Lessor and
Lessee have executed and delivered a Memorandum of Mining Lease. This Memorandum may be recorded at the office of the Clerk and Recorder of Lander County, Nevada, by either party.

         25. Entire Agreement. This Agreement and the Memorandum of Mining Lease contains the entire agreement by and between the parties hereto, and no oral agreement, promise, statement or representation, which is not contained herein, shall be binding on either party. No amendment or modification of this Agreement shall become effective unless and until the same has been reduced to writing and duly signed and acknowledged by the party against whom enforcement of any such change is sought.

         26. Binding Effect. Lessor agrees that Lessee, by paying the amounts due herein stated and by performing and observing the several covenants herein contained, may peaceably hold and enjoy the Leased Premises and the rights herein granted, during the term hereof without any interference or interruption by Lessor, its representatives, or assigns. The covenants, terms and conditions of this Agreement shall run with the land and in all respects be binding on and inure to the benefit of the successors and assigns of either of the parties hereto.

         27. Lode Mining Rights. This Agreement is subject to Lessors rights to explore, mine and process any lode or in place ore deposits located in or on leased property. If placer gravels have to be removed for mining or stripping purposes (or Lode ores), then placer gravels will be set aside by Lessor for processing by Lesser in a manner that is mutually acceptable to Lessee and Lessor.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


LESSORS:

CORPORATE CREDITORS COMMITTEE LLC



By:______________________________
Name:  Garry McAllister
Title:  Managing Member


LESSEE:

NEVADA RAE GOLD, INC.



By:______________________________
Name:  Mitchell Geisler
Title:  President




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                                    EXHIBIT A


            The following fee land located in Lander County, Nevada.

             TOWNSHIP 29 NORTH, RANGE 47 EAST, MOUNT DIABLO MERIDIAN

                    The East 1/2 of Section 9, and
                    The East 1/2 of the Northwest 1/4 of Section 9, and The Northwest 1/4 of the Northwest 1/4 of Section 9

             The described lands containing 440 acres, more or less.






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